Exhibit 16.1

March 30, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K filed with the U.S. Securities and Exchange Commission on March 30, 2026 of Soluna Holdings, Inc. (the “Company”) and are in agreement with the statements contained in (a) (Dismissal of Independent Registered Public Accounting Firm). We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ UHY LLP

Albany, New York

March 30, 2026